Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS

Current assets
Cash and cash equivalents	$16,856	$26,433
Accounts receivable, net of allowances of $2,166 in 2012 and $2,070 in 2011	36,374	45,450
Inventories	25,656	29,622
Prepaid expenses and other current assets	5,387	1,593
Deferred income tax assets	5,063	5,132

Total current assets	89,336	108,230

Equity method investment in HzO	4,416	4,879

Property and equipment, net of accumulated depreciation at $2,101 in 2012 and $1,857 in 2011	4,423	4,162

Goodwill	6,925	6,925

Intangible assets, net of accumulated amortization at $6,424 in 2012 and $3,989 in 2011	71,255	73,691

Deferred income tax assets	82	82

Note receivable	1,099	1,349

Other assets	3,051	3,010

Total assets	$180,587	$202,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$16,637	$16,013
Income taxes payable	2,223	4,294
Accrued liabilities	2,348	3,886
Accrued wages and wage related expenses	1,420	1,468
Deferred revenue	288	320
Current portion of note payable	-	2,372
Sales returns liability	5,163	5,387

Total current liabilities	28,079	33,740

Revolving line of credit	1,627	23,332

Noncurrent portion of note payable	41,000	42,628

Total liabilities	70,706	99,700

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
30,236 and 29,782 shares issued and outstanding, respectively	30	30
Additional paid-in capital	72,409	70,248
Cumulative translation adjustment	(53)	(33)
Note receivable collaterlized by stock	(566)	(566)
Retained earnings	38,061	32,949

Total stockholders' equity	109,881	102,628

Total liabilities and stockholders' equity	$180,587	$202,328

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011

Net sales	$55,480	$26,976
Cost of sales	28,547	13,330

Gross profit	26,933	13,646

Operating expenses:
Advertising and marketing	2,441	2,512
Selling, general and administrative	11,842	6,220
Amortization of definite-lived intangibles	2,422	50

Total operating expenses	16,705	8,782

Income from operations	10,228	4,864

Other income (expense):
Interest expense	(1,521)	(11)
Loss from equity method investment in HzO	(463)	-
Interest and other income	(147)	-

Total other income (expense)	(2,131)	(11)

Income before provision for income taxes	8,097	4,853

Income tax provision	(2,985)	(1,595)

Net income	5,112	3,258

Net loss attributable to noncontrolling interest	-	52

Net income attributable to stockholders	$5,112	$3,310

Earnings per share attributable to stockholders:

Basic earnings per share	$0.17	$0.14

Diluted earnings per share	$0.16	$0.13

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three Months Ended
		March 31, 2012	March 31, 2011

Net income attributable to stockholders in accordance with GAAP		$5,112	$3,310

Adjustments:

a.	Stock based compensation expense	1,342	304
b.	Depreciation and amortization	2,804	176
c.	Provision for income taxes	2,985	1,595
d.	Other( income) expense	2,131	11

Adjusted EBITDA		$14,374	$5,396

Diluted Adjusted EBITDA per common share		$0.46	$0.21

Weighted average number of shares outstanding - diluted		31,417	26,216

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